Exhibit 99.1

Alpine Immune Sciences Announces $60 Million Private Placement

Seattle, July 24, 2020 – Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune/inflammatory diseases, today announced it has entered into a definitive securities purchase agreement for the sale of common units and prefunded warrant units, as described below, in a private placement with certain institutional and other accredited investors for gross proceeds to Alpine of approximately $60 million, before deducting placement agent commissions and other offering expenses. The private placement is being led by Omega Funds with participation from Avidity Partners, EcoR1 Capital, LLC, Invus Public Equities, L.P., and Samsara BioCapital, among others.
“The team at Alpine is passionate about solving complex problems in immuno-oncology and autoimmune disease to create innovative and meaningful therapies for patients.” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine Immune Sciences. “Following the announcement of our transformative collaboration with AbbVie, we are entering into a dynamic phase of growth, with two clinical-stage programs in ALPN-101 and ALPN-202 and a third program, ALPN-303 poised to enter the clinic next year. We believe this is just the beginning, and with the support of a distinguished syndicate of new investors, we expect our cash on hand, potential pre-option exercise milestones under our collaboration with AbbVie and the cash from this private placement to fund our planned operations through 2024.”
"The whole Omega Funds' team is delighted to partner with Mitch and the Alpine team on this transaction," said Otello Stampacchia, Ph.D., Founder and Managing Director of Omega Funds. "The transformative potential of Alpine’s innovative pipeline is impressive. Following the close of this financing, Alpine is well-positioned to advance the development of multiple therapies focused on dramatically improving the standard of care for those living with autoimmune disease and cancer."
Pursuant to the terms of the securities purchase agreement, at the closing of the private placement, Alpine will issue common units representing an aggregate of approximately 5.1 million shares of common stock and warrants to purchase an aggregate of approximately 1.5 million shares of common stock and prefunded warrant units representing prefunded warrants to purchase an aggregate of approximately 0.8 million shares of common stock and warrants to purchase an aggregate of approximately 0.2 million shares of common stock. Each common unit consists of one share of common stock plus a warrant to purchase 0.3 shares of common stock, and each prefunded warrant unit consists of one prefunded warrant to purchase one share of common stock plus a warrant to purchase 0.3 shares of common stock. Both common units and prefunded warrant units will be sold at a price per unit of $10.1175. The warrants will have a per share exercise price of $12.74 and will be exercisable at any time on or after the closing date and will have a 3.5-year term. The prefunded warrants will have a per share exercise price of $0.001 and will be exercisable at any time on or after the closing date. The price of the common units and prefunded warrant units was based in part on the closing price of $10.08 per share of common stock on the Nasdaq Global Market on July 23, 2020.
The private placement is expected to close on or about July 28, 2020, subject to the satisfaction of customary closing conditions. Additional details regarding the private placement will be included in a Form 8-K to be filed by Alpine with the Securities and Exchange Commission (“SEC”).

Alpine intends to use the net proceeds to fund the development of its preclinical and clinical pipeline, including ALPN‑101, in systemic lupus erythematosus, ALPN-202, in patients with advanced malignancies, ALPN-303 in B cell-mediated inflammatory diseases, and for general corporate purposes.
Cowen and Company, LLC acted as lead placement agent and Oppenheimer & Co. Inc. acted as a placement agent in the transaction.
The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Alpine has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable in connection with the private placement and upon exercise of the warrants.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics, creating potentially powerful multifunctional immunotherapies to improve patients’ lives via unique protein engineering technologies. Alpine is backed by world-class research and development capabilities, a highly productive scientific platform, and a proven management team. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.

About Omega Funds
Founded in 2004, Omega Funds is a leading international investment firm that creates and invests in life sciences companies that target our world's most urgent medical needs. Omega focuses on identifying and supporting companies through value inflection points across the full arc of innovation, from company formation through clinical milestones and commercial adoption. Omega Funds' portfolio companies have brought 37 products to market in multiple therapeutic areas, including oncology, rare diseases, precision medicine and others. Please visit www.omegafunds.com for additional information.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact, and include statements regarding Alpine’s platform technology, potential therapies, clinical development plans and the timing thereof, the receipt of potential milestones under Alpine’s collaborations, the anticipated closing of the private placement and the timing thereof, the sufficiency of Alpine’s cash on hand, potential pre-option exercise milestones under its collaboration with AbbVie and the cash to be received from the private placement to fund its planned operations through 2024, and the expected receipt and use of proceeds from the private placement. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: Alpine’s development programs may not advance into the clinic, succeed in the clinic or result in approved products on a timely or cost-effective basis or at all; Alpine’s assumptions regarding its planned expenditures and sufficiency of its cash to fund operations may be incorrect; Alpine may not achieve additional milestone payments pursuant to its collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in Alpine’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Alpine undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
The Alpine logo is a registered trademark or trademark of Alpine Immune Sciences, Inc. in various jurisdictions.

# # #

Paul Rickey
Chief Financial Officer
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Laurence Watts
Managing Director
Gilmartin Group, LLC.
619-916-7620
laurence@gilmartinir.com

Source: Alpine Immune Sciences, Inc.